Exhibit 5.2

Consent of Independent Accounting Firm

The Board of Directors

Engine Media Holdings, Inc.

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of:

Our report, dated February 14, 2020, on the financial statements of Torque Esports Corp. (formerly, Millennial Esports Corp.) and its subsidiaries, which comprise the consolidated statements of financial position as at August 31, 2019 and 2018, the consolidated statements of loss and comprehensive loss, consolidated statements of changes in shareholders’ (deficiency) equity and consolidated statements of cash flows for the years then ended, and notes to the consolidated financial statements, including summaries of significant accounting policies and other explanatory information which is included in this Amendment No. 1 to the Registration Statement on Form F-10 being filed by Engine Media Holdings, Inc. with the United States Securities and Exchange Commission.

Yours very truly,

/s/ McGovern Hurley LLP
McGovern Hurley LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada

June 9, 2021